UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

LSEB CREATIVE CORP.

 (Exact name of registrant as specified in its charter)

Wyoming	333-1260873	83-4415385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St #4000 Sheridan, WY 82801
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 800-701-8561

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Production Order

On April 13, 2023, LSEB Creative Corp. (the “Company”) issued a press release announcing it has placed its initial Purchase Order for Lauren Bentley Swimwear, the brand in which operates under the Company. The production order for the brand’s first collection was placed with a renowned garment manufacturer based in Portugal. The Company expects to receive its production order of swimwear garments in June 2023. Upon which, the Company will launch the brand, Lauren Bentley Swimwear (LBS), and open its ecommerce platform, laurenbentleyswim.com, to the public for product purchase.

The Lauren Bentley Swimwear High Summer 2023 collection is comprised of elevated swimwear essentials for men and women. Totaling 44 SKUs, women are offered a selection of nine styles in four colorways, and men two styles in two inseam lengths, each in two colorways. The collection was developed with precision, ensuring superior fabrics and trims, craftsmanship, and fit and function. This attention to detail was made possible by the strategic partnership made with the manufacturer.

Item 8.01. Other Events.

LSEB Creative Corp. Disclosure Channels To Disseminate Information

LSEB Creative Corp. investors and others should note that we announce material information to the public about our company, products and services and other issues through a variety of means, including LSEB’s website, press releases, Securities and Exchange Commission filings, blogs and social media, including both the Company and the Chief Executive Officer’s social media accounts, in order to achieve broad, non-exclusionary distribution of information about the Company to the public. We encourage our investors and others to review the information we make public in the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with LSEB?

For more information on LSEB and its products, please visit: laurenbentleyswim.com

For more information on LSEB and its products, please visit Instagram: laurenbentleyswim

For more information for LSEB investors, including press releases, please visit: lsebcreative.com

For additional information, please follow LSEB’s Twitter accounts: twitter.com/lsebcreative

LSEB Investor Deck

The Company expects to use or make available the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K (the “Investor Deck”) and incorporated herein by reference, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others and to make the Investor Deck, possibly with modifications, available on its website at lsebcreative.com. The information contained in the Investor Deck is summary information and may contain forward-looking statements that are subject to risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The information in the Investor Deck is as of March, 2023, and the Company undertakes no obligation to publicly update or revise the information contained in the Investor Deck or this Item 8.01, except as required by law, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, press releases, disclosure on the Company’s website or other means of public disclosure.

This Current Report on Form 8-K includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 13, 2023
99.2	Investor Presentation dated March, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSEB Creative Corp.

Date: April 13, 2023.	/s/ Lauren Bentley
Lauren Bentley
Chief Executive Officer, Chairman of the Board of Directors